ADDENDUM TO MANAGEMENT AGREEMENT

THIS ADDENDUM AGREEMENT (the "**Agreement**") effective as of the 27th day of February, 2007.

BETWEEN

SOUND REVOLUTION INC. & CHARITY TUNES INC.
1511 West 40th Avenue
VANCOUVER, BC V6M 1V7

(the "**Company**")

AND

ROBIN RAM
78 Cliffwood Drive
Port Moody, British Columbia Canada V3H 5M1

(the "**Executive**")

WHEREAS

A. The parties entered into a Management Agreement and Addendum (collectively the "Management Agreement") on the 19th day of June, 2006.

B. The parties wish to make the changes to the Agreement set out below.

THEREFORE, THE PARTIES AGREE for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

1. **Reduction of Quarterly Option Payments for Fiscal 2007.**

With respect to Section 3.1 (d) of the Management Agreement, the Executive shall not be entitled to receive 100,000 Options at $2.00 per share as compensation for the period from December 1, 2006 to February 27, 2007.

2. **Extension of Notice Period.**

In consideration of the above reduction of quarterly option payments for fiscal 2007, effective as of the date of this Agreement, the Executive shall be entitled to 180 days notice of termination pursuant to section 7.1 of the Management Agreement. The Executive's obligation to give notice of termination pursuant to Section 7.1 of the Management Agreement shall remain unchanged. Nothing in this paragraph shall affect the rights of the Company or the Executive to terminate the Management Agreement for cause.

3. **Counterparts.**

This Agreement may be executed by fax and in counterparts.

IN ALL OTHER RESPECTS, the Management Agreement is hereby confirmed.

IN WITNESS WHEREOF, the parties have executed this Agreement this 27th day of February, 2007.

SOUND REVOLUTION INC. & CHARITY TUNES INC.

By: ______________________________
Penny Green, CFO

EXECUTIVE:

____
Robin Ram